EXHIBIT 11

                     NETWORK EQUIPMENT TECHNOLOGIES, INC.
          Computation of Primary and Fully Diluted Earnings Per Share
             (in thousands, except per share amounts - unaudited)

                                                                Quarter Ended         Nine Months Ended
                                                             Dec. 24,   Dec. 25,     Dec. 24,   Dec. 25,
                                                               1995       1994         1995       1994
                                                             --------   --------     --------   --------
Primary
   Earnings:
        Net income                                           $  8,215   $  5,259     $ 22,085   $  9,605
                                                             --------   --------     --------   --------
                                                             --------   --------     --------   --------
   Shares:
        Weighted average number of common shares
           outstanding                                         20,136     17,906       19,492     17,482

        Number of common equivalent shares assuming
           exercise of dilutive stock options                   1,063      1,661        1,095        830
                                                             --------   --------     --------   --------
                                                               21,199     19,567       20,587     18,312
                                                             --------   --------     --------   --------
                                                             --------   --------     --------   --------

   Primary earnings per share                                $    .39   $    .27     $   1.07   $    .52
                                                             --------   --------     --------   --------
                                                             --------   --------     --------   --------

Fully Diluted
   Earnings:
        Net income                                           $  8,215   $  5,259     $ 22,085   $  9,605
                                                             --------   --------     --------   --------
                                                             --------   --------     --------   --------
   Shares:
        Weighted average number of common shares
           outstanding                                         20,136     17,906       19,492     17,482

        Number of common equivalent shares assuming
           exercise of dilutive stock options                   1,063      1,913        1,151      2,114

        Number of common equivalent shares assuming
           conversion of convertible securities (1)               -          -            -          -
                                                             --------   --------     --------   --------
                                                               21,199     19,819       20,643     19,596
                                                             --------   --------     --------   --------
                                                             --------   --------     --------   --------

   Fully diluted earnings per share                          $    .39   $    .27     $   1.07   $    .49
                                                             --------   --------     --------   --------
                                                             --------   --------     --------   --------


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(1)  The assumed exercise of these common stock equivalents was excluded as it was anti-dilutive or had no material impact on the earnings per share calculation.

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